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Exhibit 99.3

TransMontaigne Inc. and Subsidiaries

Supplemental Information—Selected Quarterly Volumetric Data
(Barrels Per Day)

	Three Months Ended
					Year Ended June 30, 2003
	September 30, 2002	December 31, 2002	March 31, 2003	June 30, 2003
SALES ARRANGEMENTS:
Rack sales	129,000	122,000	137,000	134,000	130,000
Bulk sales	339,000	412,000	354,000	344,000	363,000
Contract sales	103,000	106,000	148,000	188,000	136,000
Supply management services	12,000	12,000	13,000	20,000	14,000
	Three Months Ended
					Year Ended June 30, 2002
	September 30, 2001	December 31, 2001	March 31, 2002	June 30, 2002
SALES ARRANGEMENTS:
Rack sales	72,000	100,000	130,000	142,000	111,000
Bulk sales	353,000	307,000	355,000	450,000	366,000
Contract sales	72,000	84,000	95,000	101,000	88,000
Supply management services	11,000	10,000	11,000	12,000	11,000
	Three Months Ended
					Year Ended June 30, 2001
	September 30, 2000	December 31, 2000	March 31, 2001	June 30, 2001
SALES ARRANGEMENTS:
Rack sales	64,000	63,000	71,000	53,000	63,000
Bulk sales	226,000	235,000	263,000	311,000	259,000
Contract sales	50,000	58,000	64,000	67,000	60,000
Supply management services	7,500	8,000	11,000	11,000	9,000

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TransMontaigne Inc. and Subsidiaries Supplemental Information—Selected Quarterly Volumetric Data (Barrels Per Day)